Exhibit 8.2

CLIFFORD CHANCE LLP ADVOCATEN SOLICITORS NOTARIS BELASTINGADVISEURS DROOGBAK 1A 1013 GE AMSTERDAM PO BOX 251 1000 AG AMSTERDAM TEL +31 20 7119 000 FAX +31 20 7119 999 www.cliffordchance.com

Nielsen Holdings Limited AC Nielsen House London Road Oxford Oxfordshire, OX3 9RX United Kingdom	18 May 2015

Dear Sirs,

We are acting as Dutch tax counsel to Nielsen N.V. (“Nielsen-Netherlands”) in connection with the contemplated cross-border legal merger of Nielsen-Netherlands with and into Nielsen Holdings Limited (“Nielsen-UK”), a company registered in England and Wales, with Nielsen-UK being the surviving entity and Nielsen-Netherlands being the disappearing entity (the “Merger”), as set out in the common draft terms of the cross-border legal merger dated 26 March 2015 between Nielsen-Netherlands and Nielsen-UK (the “Merger Proposal”).

This opinion is being rendered to you in connection with the effectiveness of the Registration Statement (as defined in Schedule 3) and relates to certain specific tax matters of Dutch tax law.

All capitalised terms that are not defined herein have the meanings given to them in the Merger Proposal.

This opinion letter and the opinions given in it are governed by Dutch law.

1.	TAX OPINION

Based on our review of the documents set out in Schedule 3 and subject to the assumptions and qualifications set out in Schedule 1 and Schedule 2 hereto, we are of the following opinion.

1.1	Dutch Tax Information

The information set out in the Registration Statement under the heading “Material Tax Considerations Relating to the Merger–Dutch Tax Considerations” is a correct summary of the material Dutch tax consequences of the Merger.

CLIFFORD CHANCE LLP ADVOCATEN SOLICITORS NOTARIS BELASTINGADVISEURS

2.	CONSENT

We hereby consent to the filing of this opinion of counsel as Exhibit 8.2 to the Registration Statement to be filed by Nielsen-UK. We also consent to the use of our name in the Registration Statement under the headings “Summary-Conditions to Completion of the Merger”, “Approval of the Merger Agreement-Conditions to Completion of the Merger” and “Legal Matters”. In giving such consent, we do not expressly admit to be in the category of persons, whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Yours faithfully,

/s/ Clifford Chance LLP

Clifford Chance LLP

CLIFFORD CHANCE LLP ADVOCATEN SOLICITORS NOTARIS BELASTINGADVISEURS

SCHEDULE 1

ASSUMPTIONS

With your permission and without further enquiry, we have assumed that:

(a)	The Documents (as defined in Schedule 3) will be duly executed and will be duly complied with by all parties to it in the form examined by us on the date of this opinion letter.

(b)	There exist no agreements, arrangements, relationships or understandings between any of the parties to the Documents and/or any third parties pertaining to the transactions not disclosed in the Documents and not otherwise known by or disclosed to us that could affect or qualify our opinion as set out herein.

(c)	The Tax Ruling (as defined in Schedule 3) provides an adequate description of all facts and circumstances relevant for purposes of the Tax Ruling.

Where an assumption is stated to be made in this opinion letter, we have not made any investigation (except for the purposes of our review of the Documents and where explicitly stated otherwise) with respect to the matters that are the subject of such assumption and we express no views as to such matters.

CLIFFORD CHANCE LLP ADVOCATEN SOLICITORS NOTARIS BELASTINGADVISEURS

SCHEDULE 2

QUALIFICATIONS

1.	We express no opinion:

(a)	as to any law other than the tax laws of the Netherlands in force as at the date hereof as applied and interpreted according to present published case-law of the Dutch courts, administrative rulings, rulings and notices of and communications with taxation and regulatory authorities and authoritative literature, but not - for the avoidance of doubt - any other notices and communications with taxation or regulatory authorities that have not been published.

(b)	on any commercial, accounting, legal or tax matter other than specifically addressed in this opinion letter.

2.	For the purpose of this opinion letter, where reference is made to the Netherlands or Dutch, this should be read as a reference to the geographical part of the Kingdom of the Netherlands that is located in continental Europe.

3.	This opinion:

(a)	expresses and describes Netherlands legal and tax concepts in English and not in their original Dutch terms; consequently this opinion is issued and may only be relied upon on the express condition that it shall be governed by and that all words and expressions used herein shall be construed and interpreted in accordance with the laws of the Netherlands;

(b)	speaks as of the date stated above;

(c)	is strictly limited to the matters set forth herein and no opinion may be inferred or implied beyond that expressly stated herein and in particular but without any limitation we have not investigated or verified statements of fact or reasonableness of any statement of opinion contained in the Documents.

4.	In issuing this opinion letter we do not assume any obligation to notify or inform you of any developments subsequent to its date that might render its content untrue or inaccurate in whole or in part at such time.

5.	We have not been concerned with investigating or verifying the accuracy of any facts, representations or warranties set out in any of the Documents. To the extent that the accuracy of such facts, representations and warranties not so investigated or verified is relevant to the contents of this opinion letter, we have assumed, with your permission, that such facts, representations and warranties were true and accurate and remain true and accurate.

CLIFFORD CHANCE LLP ADVOCATEN SOLICITORS NOTARIS BELASTINGADVISEURS

SCHEDULE 3

DOCUMENTS

For purposes of rendering the opinion expressed herein we have received originals, copies or drafts of the following documents (the “Documents”):

(a)	the Merger Proposal;

(b)	the registration statement on Form S-4, of which the proxy statement/prospectus forms a part, filed by Nielsen-UK with the Securities and Exchange Commission on the date of this opinion letter (the “Registration Statement”); and

(c)	the ruling request submitted by or on behalf of Nielsen-Netherlands to the Dutch Tax Authority on 5 February 2015, as confirmed by the Dutch Tax Authority by letter dated 12 February 2015 (collectively, the “Tax Ruling”).